PRELIMINARY COPIES

FORM OF PROXY CARD
HAINAN MANASLU ACQUISITION CORP.
B3406, 34F, West Tower, Block B
Guorui Building, 11 Guoxing Avenue
Haikou, Hainan Province, People’s Republic of China, 570203

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
HAINAN MANASLU ACQUISITION CORP.

The undersigned hereby appoints Zhifan Zhou and Xun Zhang as proxies (the “Proxies”), and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all ordinary shares of Hainan Manaslu Acquisition Corp. (“HMAC”) held of record by the undersigned on [●], 2023, at the Extraordinary General Meeting of Shareholders (“Extraordinary General Meeting of Shareholders”) to be held on [●], 2023, or any postponement or adjournment thereof. The Extraordinary General Meeting of Shareholders will be held will be held at [ a.m./p.m.] Eastern Time, on [ ], 2023, at [ ] and virtually. To register and receive access to the virtual meeting, shareholders of record and beneficial owners (those holding shares through a bank, broker or other nominee) will need to follow the instructions applicable to them provided in the proxy statement. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the Extraordinary General Meeting of Shareholders, or any postponement or adjournment thereof.

The undersigned acknowledges receipt of the accompanying proxy statement and revokes all prior proxies for the Extraordinary Meeting of Shareholders.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS PRESENTED TO THE SHAREHOLDERS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

(Continued and to be marked, dated and signed on reverse side)

[White Card]

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 THROUGH 8 BELOW. THE HMAC’s BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(1)	Proposal No. 1 — The Business Combination Proposal — to approve the Business Combination Agreement, by ordinary resolution, dated as of November 21, 2022 (the “Business Combination Agreement”), by and among HMAC, Able View Inc., a Cayman Islands exempted company (“Able View”), Able View Global Inc., a Cayman Islands exempted company (“Pubco”), Able View Corporation Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“Merger Sub”), and each of the shareholders of Able View (collectively, the “Sellers”) and the transactions contemplated in the Business Combination Agreement (the “Business Combination”). A copy of the Merger Agreement is attached to the proxy statement as Annex A.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Proposal No. 2 — The Merger Proposal — to approve the authorization of HMAC, by special resolution, to merge (the “Merger”) with Merger Sub, so that HMAC be the surviving company and all the undertaking, property and liabilities of the merging company vest in the surviving company by virtue of such merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) of the Cayman Islands.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	Proposal No. 3 — The Plan of Merger Proposal — to approve, by special resolution, that the Plan of Merger in the form attached to the accompanying proxy statement as Annex B (the “Plan of Merger”) be authorized, approved and confirmed in all respects and that HMAC be authorized to enter into the Plan of Merger.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	Proposal No. 4 — The Charter Proposal — to approve, by ordinary resolution, in connection with the Business Combination, to replace Pubco’s current memorandum and articles of association with the amended and restated memorandum and articles of association of Pubco (the “Amended and Restated Memorandum and Articles of Association”). A copy of the Amended and Restated Memorandum and Articles of Association is attached to the proxy statement as Annex C.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5)	Proposal No. 5 — The Organizational Documents Advisory Proposals — to consider and vote, on an advisory and non-binding basis, on proposals with respect to certain governance provisions in the Amended and Restated Memorandum and Articles of Association.

(5A)	Proposal 5A — Director Removal — to provide that that directors of Pubo may be removed by an ordinary resolution passed by the shareholders of Pubco.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5B)	Proposal 5B — Calling of Shareholder Meetings — to provide that that general meetings of shareholders for any purpose or purposes may be called at any time only by the majority Pubco’s whole board or the chairman of the board and that the board shall only be required to call a meeting on the requisition of shareholders if it receives a requisition from shareholders holding shares carrying not less than one-third of the votes attributable to all issued shares of Pubco.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5C)	Proposal 5C — SPAC Provisions — to exclude the provisions of Pubco’s Amended and Restated Memorandum and Articles of Association relating to being a blank check company prior to the consummation of its initial business combination, including, for example, provisions pertaining to a trust account and time limits within which it must consummate an initial business combination.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5D)	Proposal 5D — Vacancies on Pubco’s Board —to provide that any vacancy on the board of Pubco shall be filled by an ordinary resolution of Pubco’s shareholders or the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(5E)	Proposal 5E — New Capitalization — to provide that the authorized share capital of Pubco be $60,000 divided into 600,000,000 ordinary shares of par value of $0.0001 each, comprising (a) 100,000,000 Pubco Class A Ordinary Shares of par value of US$0.0001 each and (b) 500,000,000 Pubco Class B Ordinary Shares of par value of $0.0001 each.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(6)	Proposal No. 6 — The Share Issuance Proposal — to approve, by ordinary resolution, for purposes of complying with applicable listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), the issuance of more than 20% of the issued and outstanding shares of Pubco’s ordinary shares in connection with (i) the terms of the Business Combination Agreement, which will result in a change of control, as required by Nasdaq Listing Rules 5635(a) and 5635(b), and (ii) the issuance and sale of ordinary shares in a private placement transaction, as required by Nasdaq Listing Rule 5635(d).

☐ FOR	☐ AGAINST	☐ ABSTAIN

(7)	Proposal No. 7 — The Equity Incentive Plan Proposal — to approve, by ordinary resolution, the adoption of the Able View Global Inc. 2023 Share Incentive Plan (the “Share Award Scheme”), for the purpose of providing a means through which to attract, motivate, and retain personnel and to provide a means whereby our employees can acquire and maintain an equity interest in us, thereby strengthening their commitment to our welfare and aligning their interests with those of our shareholders, a copy of which is attached to the proxy statement as Annex D.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(8)	Proposal No. 8 — The Adjournment Proposal — in the event there are not sufficient votes for the Business Combination Proposal, the Charter Proposal, the Organizational Documents Advisory Proposals, the Equity Incentive Plan Proposal or the Share Issuance Proposal, or otherwise in connection with, the adoption of the Business Combination Agreement and the transactions contemplated thereby, HMAC’s board of directors may adjourn the extraordinary general meeting to a later date, by ordinary resolution, or dates, if necessary, to permit further solicitation of proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF SHAREHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

To change the address on your account, please check the box and indicate your new address in the address space provided below ☐

SHAREHOLDER’S SIGNATURE

Signature of Shareholder	Date

Address

Signature of Shareholder	Date

Address

Note: Please sign exactly as your name or names appear on this proxy. When ordinary share is held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

IMPORTANT: PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!